                                                                    EXHIBIT 23.0

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 33-68712 of Burnham Pacific Properties, Inc. on Form S-3 of our report dated March 11, 1996 appearing in the Annual Report on Form 10-K of Burnham Pacific Properties, Inc. for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.

                                          Deloitte & Touche LLP

San Diego, California
January 22, 1997